UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	June 14, 2017

Accelerate Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-31822	84-1072256
(Commission File Number)	(IRS Employer Identification No.)

3950 South Country Club, Suite 470, Tucson, Arizona	85714
(Address of principal executive offices)	(Zip Code)

(520) 365-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

In connection with the previously announced public offering (the “Offering”) by Accelerate Diagnostics, Inc. (the “Company”) of 2,750,000 shares of its common stock, par value $0.001 per share, that closed May 15, 2017, the underwriters have partially exercised their option to purchase an additional 335,484 shares of common stock (the “Option Shares”) from the Company at the public offering price of $28.85 per share, less the underwriting discounts and commissions.  The exercise of the option to purchase additional shares brings the total number of shares of common stock sold in the Offering to 3,085,484, resulting in total net proceeds of approximately $82.9 million.  The sale of the Option Shares closed on June 14, 2017.

A copy of the opinion of Snell & Wilmer L.L.P. relating to the legality of the issuance and sale of the Option Shares is attached hereto as Exhibit 5.1.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.  The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit
Number	Description

5.1	Opinion of Snell & Wilmer L.L.P.

23.1	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2017	ACCELERATE DIAGNOSTICS, INC. (Registrant) /s/ Steve Reichling Steve Reichling Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

5.1	Opinion of Snell & Wilmer L.L.P.

23.1	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1)